SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549

                                  FORM 8

                    AMENDMENT TO APPLICATION OR REPORT
               Filed pursuant to Section 12, 13, or 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                            SILGAN CORPORATION
            (Exact name of registrant as specified in charter)

                              AMENDMENT NO. 1

     The  undersigned  registrant  hereby   amends  the  following   items,
financial statements, exhibits or other portions of its report on Form 8-K filed January 5, 1994, as set forth in the pages attached hereto:

     In accordance with Item 7 of the Form 8-K filed January 5, 1994, the registrant appends to the Form 8-K the following financial statements and pro forma information:

For Del Monte Corporation Can Manufacturing Division:

     1. (a) Audited Statement of Assets, Liabilities and Net Assets at June 30, 1993 prepared in accordance with SEC Regulation S-X, Rule 3-05.

        (b) Audited Schedule of Sales and Cost of Sales for the year ended June 30, 1993, prepared in accordance with SEC Regulation S-X, Rule 3-05.

        (c)    Report of independent public accountants.

     2. (a) Unaudited Statements of Assets, Liabilities and Net Assets at September 30, 1993 prepared in accordance with SEC Regulation S-X, Rule 3-05.

        (b) Unaudited Schedules of Sales and Cost of Sales for the three months ended September 30, 1993 and 1992, prepared in accordance with SEC Regulation S-X, Rule 3-05.

For Silgan Corporation:

     1. (a) Unaudited pro forma balance sheet at September 30, 1993 prepared in accordance with SEC Regulation S-X, Article 11.

        (b) Unaudited pro forma statements of operations for the nine months ended September 30, 1993 and the year ended December 31, 1992 prepared in accordance with SEC Regulation S-X,
               Article 11.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SILGAN CORPORATION

Date:  March 7, 1994                    /s/Harley Rankin, Jr.
                                           Harley Rankin, Jr.
                                           Executive Vice President,
                                           Chief Financial Officer
                                           and Treasurer
                                           (Principal Financial Officer)



Date:  March 7, 1994                    /s/Harold J. Rodriguez, Jr.
                                           Harold J. Rodriguez, Jr.
                                           Controller
                                           (Chief Accounting Officer)

                      REPORT OF INDEPENDENT AUDITORS


Board of Directors
Del Monte Corporation


We have audited the accompanying Statement of Assets, Liabilities and Net Assets of the Del Monte Corporation Can Manufacturing Operations (an operation of Del Monte Corporation) as Constituted for Sale to Silgan Containers Corporation, as of June 30, 1993, and the Schedule of Sales and Cost of Sales for the year then ended. This financial statement and schedule are the responsibility of Del Monte Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Assets, Liabilities and Net Assets and the Schedule of Sales and Cost of Sales are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the presentation of the overall financial statement and schedule. We believe that our audit provides a reasonable basis for our opinion.

The Del Monte Corporation Can Manufacturing Operations is an operation of Del Monte Corporation and has no separate legal status or existence.

In our opinion, the Statement of Assets, Liabilities and Net Assets and the Schedule of Sales and Cost of Sales referred to above present fairly, in all material respects, the financial position of the Del Monte Corporation Can Manufacturing Operations as Constituted for Sale to Silgan Containers Corporation at June 30, 1993 and the sales and cost of sales for the year then ended in conformity with generally accepted accounting principles.


Ernst & Young
San Francisco, California
December 17, 1993

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

              STATEMENT OF ASSETS, LIABILITIES AND NET ASSETS
                               JUNE 30, 1993
                          (Dollars in Thousands)


ASSETS

Current assets:

     Cash                                                      $     2
     Inventories                                                30,407
     Prepaid expenses                                                6

          Total current assets                                  30,415

Property, plant and equipment, net                              36,880

          TOTAL ASSETS                                         $67,295

LIABILITIES AND NET ASSETS

Current liabilities:

     Trade accounts payable                                    $   969
     Accrued expenses                                            1,159

          Total current liabilities                              2,128

Net assets                                                      65,167

          TOTAL LIABILITIES AND NET ASSETS                     $67,295








               See Notes to Financial Statement and Schedule

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

                    SCHEDULE OF SALES AND COST OF SALES
                         YEAR ENDED JUNE 30, 1993
                          (Dollars in Thousands)




Sales (at manufactured cost - Note B)                         $197,054

Cost of sales                                                 $197,054






























               See Notes to Financial Statement and Schedule

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

                 NOTES TO FINANCIAL STATEMENT AND SCHEDULE
                               JUNE 30, 1993
                          (Dollars in Thousands)


NOTE A - BASIS OF PRESENTATION

The financial statement and schedule of Del Monte Corporation Can Manufacturing Operations as Constituted for Sale to Silgan Containers Corporation have been prepared in accordance with U.S. generally accepted accounting principles. The financial statement includes the assets to be purchased and certain related liabilities which are to be assumed of DMC's can manufacturing operations ("Can Man") pursuant to the Purchase Agreement (the "Agreement") dated September 3, 1993, as amended by the Amendment to the Purchase Agreement dated December 10, 1993, between Del Monte Corporation ("DMC") and Silgan Containers Corporation ("Silgan"). Can Man, comprising DMC's metal food and beverage container manufacturing operations, has no separate legal status or existence.

Substantially all of the metal containers produced by Can Man are used by DMC in its canning business. DMC has accounted for Can Man as a cost center. Due to DMC's highly-integrated operations, interest, general and administrative costs, including income taxes, have never been allocated to Can Man and no allocation of these costs has been made in the financial statement or schedule. As a cost center, the transfer of metal containers to DMC canneries has not resulted in the exchange of cash, and as a result, no statement of cash flows is presented.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories: Inventories are stated at the lower of cost or market utilizing the last-in, first-out (LIFO) method. For purposes of the purchase price determination, inventories will be valued utilizing the LIFO method, however there will be no adjustments for a LIFO reserve.

Property, Plant and Equipment: Property, plant and equipment is stated at cost. Significant expenditures that increase useful lives are capitalized. Maintenance and repair costs are expensed as incurred.

Depreciation is calculated by the straight-line method over the estimated useful lives of the respective assets. The principal estimated useful lives are: land improvements - 10 to 30 years; buildings and leasehold improvements - 4 to 25 years; machinery and equipment - 3 to 15 years.

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

           NOTES TO FINANCIAL STATEMENT AND SCHEDULE (Continued)
                               JUNE 30, 1993
                          (Dollars in Thousands)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Sales: Due to DMC's highly-integrated operations, no intercompany sale is recorded when metal containers manufactured by Can Man are transferred into the canning process. Since virtually all of DMC's metal containers have been supplied from its can manufacturing facilities, and since sales of unpacked metal containers to third parties have been minimal, DMC cannot reasonably estimate an arms-length market price for Can Man's metal containers. Therefore, sales in the Schedule of Sales and Cost of Sales are presented on the basis of cost and may not be indicative of market price.

Cost of sales: Cost of sales represents fully absorbed manufacturing costs directly related to the manufacturing of metal containers.

Interest and other general and administrative expenses: DMC does not allocate corporate interest or general and administrative expenses to its facilities. Accordingly, no such expenses are reflected in the Schedule of Sales and Cost of Sales.

NOTE C - INVENTORIES

     Tinplate                                                  $ 4,023
     Work in process                                            10,421
     Purchased ends                                              3,255
     Tin ends                                                   10,980
     Aluminum plate                                                324
     Aluminum cups and tops                                      1,150
     Materials and supplies                                        800
     Reserve for obsolete inventory                               (236)
     LIFO reserve                                                 (310)

          Total Inventory                                      $30,407

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

           NOTES TO FINANCIAL STATEMENT AND SCHEDULE (Continued)
                               JUNE 30, 1993
                          (Dollars in Thousands)


NOTE D - PROPERTY, PLANT AND EQUIPMENT
                                                Accumulated   Net Book
                                       Cost    Depreciation      Value
     Land and land improvements       $ 1,042    $   (110)    $    932
     Buildings and leasehold
       improvements                     6,839        (903)       5,936
     Machinery and equipment           41,269     (11,708)      29,561
     Construction in process              451          --          451
                                      $49,601    $(12,721)     $36,880

Depreciation expense included in cost of sales for the year ended June 30, 1993 was $3,970.


NOTE E - COMMITMENTS

DMC leases certain equipment in connection with its can manufacturing operations. At June 30, 1993, the aggregate minimum rental payments required under operating leases which are to be assumed by Silgan that have initial or remaining terms in excess of one year are as follows:

     1994                             $ 107
     1995                               106
     1996                                73
     1997                                20
     1998                                 5
     Thereafter                          --
                                      $ 311

Rent expense included in cost of sales for the year ended June 30, 1993 was $942.

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

              STATEMENT OF ASSETS, LIABILITIES AND NET ASSETS
                            SEPTEMBER 30, 1993
                          (Dollars in Thousands)
                                (Unaudited)



ASSETS


Current assets:

     Cash                                                      $     3
     Inventories                                                25,177
     Prepaid expenses                                              159

          Total current assets                                  25,339

Property, plant and equipment, net                              36,511

          TOTAL ASSETS                                         $61,850

LIABILITIES AND NET ASSETS

Current liabilities:

     Trade accounts payable                                    $ 1,891
     Accrued expenses                                            1,478

          Total current liabilities                              3,369

Net assets                                                      58,481

          TOTAL LIABILITIES AND NET ASSETS                     $61,850








               See Notes to Financial Statement and Schedule

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

                    SCHEDULE OF SALES AND COST OF SALES
                          (Dollars in Thousands)
                                (Unaudited)



                                                   Three Months Ended
                                                     September 30,
                                                    1993         1992

Sales (at manufactured cost - Note B)             $56,433      $59,929

Cost of sales                                     $56,433      $59,929





























               See Notes to Financial Statement and Schedule

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

                 NOTES TO FINANCIAL STATEMENT AND SCHEDULE
                            SEPTEMBER 30, 1993
                          (Dollars in Thousands)

NOTE A - BASIS OF PRESENTATION

The financial statement and schedule of Del Monte Corporation Can Manufacturing Operations as Constituted for Sale to Silgan Containers Corporation at September 30, 1993 and for the three-month periods ended September 30, 1993 and 1992 are unaudited, but have been prepared in accordance with U.S. generally accepted accounting principles. The financial statement includes the assets to be purchased and certain related liabilities which are to be assumed of DMC's can manufacturing operations ("Can Man") pursuant to the Purchase Agreement (the "Agreement") dated September 3, 1993, as amended by the Amendment to the Purchase Agreement dated December 10, 1993, between Del Monte Corporation ("DMC") and Silgan Containers Corporation ("Silgan"). Can Man, comprising DMC's metal food and beverage container manufacturing operations, has no separate legal status or existence.

Substantially all of the metal containers produced by Can Man are used by DMC in its canning business. DMC has accounted for Can Man as a cost center. Due to DMC's highly-integrated operations, interest, general and administrative costs, including income taxes, have never been allocated to Can Man and no allocation of these costs has been made in the financial statement or schedule. As a cost center, the transfer of metal containers to DMC canneries has not resulted in the exchange of cash, and as a result, no statement of cash flows is presented.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories: Inventories are stated at the lower of cost or market utilizing the last-in, first-out (LIFO) method. For purposes of the purchase price determination, inventories will be valued utilizing the LIFO method, however there will be no adjustments for a LIFO reserve.

Property, Plant and Equipment: Property, plant and equipment is stated at cost. Significant expenditures that increase useful lives are capitalized. Maintenance and repair costs are expensed as incurred.

Depreciation is calculated by the straight-line method over the estimated useful lives of the respective assets. The principal estimated useful lives are: land improvements - 10 to 30 years; buildings and leasehold improvements - 4 to 25 years; machinery and equipment - 3 to 15 years.

            DEL MONTE CORPORATION CAN MANUFACTURING OPERATIONS
         AS CONSTITUTED FOR SALE TO SILGAN CONTAINERS CORPORATION

                 NOTES TO FINANCIAL STATEMENT AND SCHEDULE
                            SEPTEMBER 30, 1993
                          (Dollars in Thousands)



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Sales: Due to DMC's highly-integrated operations no intercompany sale is recorded when metal containers manufactured by Can Man are transferred into the canning process. Since virtually all of DMC's metal containers have been supplied from its can manufacturing facilities, and since sales of unpacked metal containers to third parties have been minimal, DMC cannot reasonably estimate an arms-length market price for Can Man's metal containers. Therefore, sales in the Schedule of Sales and Cost of Sales are presented on the basis of cost and may not be indicative of market price.

Cost of sales: Cost of sales represents fully absorbed manufacturing costs directly related to the manufacturing of metal containers.

Interest and other general and administrative expenses: DMC does not allocate corporate interest or general and administrative expenses to its facilities. Accordingly, no such expenses are reflected in the Schedule of Sales and Cost of Sales.

NOTE C - INVENTORIES                                        September 30,
                                                                1993

     Tinplate                                                  $ 4,777
     Work in process                                             9,839
     Purchased ends                                              1,822
     Tin ends                                                    6,369
     Aluminum plate                                                289
     Aluminum cups and tops                                      1,809
     Materials and supplies                                        822
     Reserve for obsolete inventory                               (236)
     LIFO reserve                                                 (314)

          Total Inventory                                      $25,177

                            SILGAN CORPORATION
     UNAUDITED PRO FORMA FINANCIAL STATEMENTS AND NARRATIVE DISCLOSURE
         (REFLECTING THE ACQUISITION OF THE DEL MONTE CORPORATION
                       CAN MANUFACTURING OPERATIONS)


                 UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The pro forma adjustments reflect the acquisition of the Del Monte Corporation Can Manufacturing Operations ("DM Can") by Silgan Containers Corporation a wholly owned subsidiary of Silgan Corporation ("Silgan") which occurred on December 21, 1993. The acquisition will be accounted for using the purchase method of accounting and the total purchase cost will be allocated first to the tangible and identifiable intangible assets and liabilities of DM Can acquired and assumed based upon their respective fair values as determined from preliminary appraisals and valuations, and the remainder, if any, will be allocated to the excess of cost over fair value of assets acquired. The aggregate purchase cost and its preliminary allocation to the assets and liabilities are as follows:

                                                            (Dollars in
                                                             thousands)
Preliminary allocation of purchase cost:
  Net assets of DM Can at historical
   amounts at September 30, 1993                              $ 58,481
  Current assets not acquired                                     (162)
  Other liabilities assumed                                    (16,360)
                                                                41,959
  Adjustments to historical balance of property,
   plant and equipment acquired to reflect
   current fair value                                           27,314

  Increase in net working capital during the
   period from September 30, 1993 through
   December 21, 1993                                             4,592

                                                              $ 73,865

                            SILGAN CORPORATION
           UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)
         (REFLECTING THE ACQUISITION OF THE DEL MONTE CORPORATION
                       CAN MANUFACTURING OPERATIONS)



           UNAUDITED PRO FORMA FINANCIAL STATEMENTS (continued)

The pro forma adjustments are based upon available information and upon certain assumptions that Silgan believes are reasonable. The final purchase price allocation may differ from that shown above, although it is not expected that the final allocation of purchase price will differ materially. The pro forma financial data do not purport to be indicative of Silgan's financial position or results that would actually have been obtained had such transactions been completed as of the date or for the periods presented, or to project Silgan's financial position or results of operations at any future date or for any future period.


                         DISCUSSION OF CASH FLOWS

Because substantially all of the metal containers produced by DM Can were used by Del Monte Corporation ("DMC") in its canning business, DMC accounted for DM Can as a cost center. As a cost center, the transfer of metal containers to DMC canneries did not result in the exchange of cash, and as a result, no statement of cash flows is presented.

For the year ended December 31, 1992 and the nine months ended September 30, 1993 Silgan generated cash from operations of $34.4 million and $0.9 million, respectively. On a pro forma basis after giving effect to the DM Can acquisition, cash provided from operations would have been approximately $49 million for the year ended December 31, 1992 and $11 million for the nine months ended September 30, 1993.

Because Silgan sells metal containers used in food processing, its sales are seasonal. As a result, a significant portion of Silgan's revenues will be generated during the first nine months of the year. As is common in the packaging industry, Silgan must build inventory and carry accounts receivable beyond the end of the season. Due to these seasonal requirements, Silgan expects to incur short term indebtedness to finance its working capital requirements, and it is estimated that approximately $40 million will be drawn from the working capital revolver at its peak in July 1994.

                            SILGAN CORPORATION
           UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)
         (REFLECTING THE ACQUISITION OF THE DEL MONTE CORPORATION
                       CAN MANUFACTURING OPERATIONS)



                   DISCUSSION OF CASH FLOWS (continued)


As a result of the seasonal nature of its business, during the three month periods ended December 31, 1992 and 1993 Silgan generated cash from operations of approximately $49 million and $46 million, respectively.

In addition to its operating cash needs after giving effect to the DM Can acquisition, Silgan's cash requirements for 1994 and 1995 are expected to consist primarily of annual capital expenditures of $27 million to $32 million (approximately $13 million of which is nondiscretionary in each year) and principal amortization payments of term loans under the Credit Agreement of $20 million in both 1994 and 1995.

                            SILGAN CORPORATION
                PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                            SEPTEMBER 30, 1993
                          (Dollars in Thousands)
                                                     Pro Forma
ASSETS                        Historical  DM Can   Adjustments   Pro Forma
Current assets:
 Cash and cash equivalents      $    360$      3   $      (3) (a) $    360
 Accounts receivable, net         77,864                            77,864
 Inventories                      88,107  25,177                   113,284
 Prepaid expenses and
  other current assets             3,688     159        (159) (a)    3,688
     Total current assets        170,019  25,339        (162)      195,196

Property, plant & equipment, net 233,612  36,511      27,314  (b)  297,437
Other assets                      29,843                            29,843
                                $433,474$ 61,850    $ 27,152      $522,476

LIABILITIES AND STOCKHOLDERS
 EQUITY
Current liabilities:
 Working capital loans           $72,850  $          $            $ 72,850
 Current portion of term loans    20,899                            20,899
 Trade accounts payable           31,969   1,891                    33,860
 Accrued payroll & related costs  19,047   1,478                    20,525
 Accrued interest payable          5,186                             5,186
 Accrued expenses & other
  current liabilities             11,228                 500  (d)   11,728
     Total current liabilities   161,179   3,369         500       165,048

Term loans                        20,553              69,273  (c)   89,826
Senior secured notes              50,000                            50,000
11 3/4% Senior subordinated
 notes                           135,000                           135,000
Deferred income taxes             11,317                            11,317
Other long-term liabilities       16,990              15,860  (d)   32,850

Net assets                                58,481     (58,481) (e)

Common stockholder's equity:
 Additional paid-in capital       51,060                            51,060
 Retained earnings (deficit)     (12,625)                          (12,625)
     Total common stockholder's
      equity                      38,435                            38,435
                                $433,474 $61,850     $27,152      $522,476

                            SILGAN CORPORATION
             NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS
                            SEPTEMBER 30, 1993



(a)  Elimination of assets not acquired.

(b) Adjustment of property, plant and equipment to estimated fair market value based upon preliminary appraisals and evaluations.

(c) Borrowings under the Credit Agreement which were used to finance the acquisition of DM Can and pay fees and expenses related thereto, net of adjustment for working capital change since September 30, 1993.

(d) Assumed liabilities relating to employee pension benefit plans, post retirement medical benefit plans, plant consolidation expenditures and other expenses.

(e)  Elimination of net asset balance.

                            SILGAN CORPORATION
           PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                   NINE MONTHS ENDED SEPTEMBER 30, 1993
                          (Dollars in Thousands)

                                                  Pro Forma
                            Historical   DM Can   Adjustments    Pro Forma
Net sales                    $478,342   $148,138  $    49 (a)    $626,529

                                                    1,137 (b)
Cost of goods sold            423,109    148,138  (12,656)(c)     559,728

   Gross profit                55,233   $    -     11,568          66,801

Selling, general and
 administrative expenses       24,197               1,500 (d)      25,697

   Income from operations      31,036              10,068          41,104

Interest expense and other
 related financing costs       20,670               3,377 (e)      24,047

Other expense                      81                 -                81

   Income before income taxes  10,285               6,691          16,976

Income tax provision            5,000               2,676 (f)       7,676

   Income before cumulative
     effect of changes in
    accounting principles       5,285               4,015           9,300

Cumulative effect of changes
 in accounting principles
                               (9,125)                 -           (9,125)

   Net income (loss)         $ (3,840)           $  4,015         $   175

                            SILGAN CORPORATION
           PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                       YEAR ENDED DECEMBER 31, 1992
                          (Dollars in Thousands)


                                                     Pro Forma
                              Historical  DM Can    Adjustments  Pro Forma
Net sales                     $630,039  $188,206   $ 1,334 (a)    $819,579

                                                     1,516 (b)
Cost of goods sold             554,972   188,206   (16,646)(c)     728,048

   Gross profit                 75,067  $    -      16,464          91,531

Selling, general and
 administrative expenses        32,249               2,000 (d)      34,249

   Income from operations       42,818       -      14,464          57,282

Interest expense and other
 related financing costs        26,916               4,988 (e)      31,904

Other expense                       25                                  25

   Income before income taxes   15,877               9,476          25,353

Income tax provision             2,200                 852 (g)       3,052

   Income before extraordinary
     charges                    13,677               8,624          22,301

Extraordinary charges relating to
 early extinguishment of debt   (9,075)                -            (9,075)

   Net income                    4,602               8,624          13,226

Preferred stock dividend
 requirements                    2,745                 -             2,745

   Net income applicable
    to common stockholder     $  1,857            $  8,624        $ 10,481

                            SILGAN CORPORATION
             NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                     AND YEAR ENDED DECEMBER 31, 1992



(a) Historical net sales have been adjusted to reflect the prices set forth in the supply agreement with DMC as applied against quantities delivered.

(b) Increased depreciation charge based upon the estimated fair values of property, plant and equipment and applying Silgan's estimated useful life of 25 years for buildings and improvements and 3 - 11 years for machinery and equipment.

(c) Decreased cost of goods sold for the benefits expected from the integration of DM Can with Silgan's existing can manufacturing operation.

(d) Increase in administrative support services which will be incurred as a result of the increased sales volume of DM Can.

(e)  Estimated  increase  in  interest  expense  due  to  additional   bank
     borrowings to finance the acquisition of DM Can and its working capital requirements.

(f) Adjustment for estimated effective income tax rate as calculated in accordance with SFAS 109 applied to pro forma income before income taxes.

(g) For pro forma purposes in 1992 there is no federal income tax expense due to Silgan Holdings' ("Holdings") consolidated net operating loss position and Silgan's tax allocation agreement with Holdings as reported under SFAS 96. An adjustment has been made for the estimated state tax effect attributable to DM Can.






WIN:FORM8DM
















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